UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210 Nashua, NH 03062
(Address of principal executive offices) (Zip Code)

(603) 324-3000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 2, 2025, Jose Torres ceased to serve as Skillsoft Corp.’s (the “Company’s”) Chief Accounting Officer and principal accounting officer and departed from the Company. Mr. Torres’ departure from the Company was due to his resignation to pursue other opportunities. In connection with his departure, Mr. Torres entered into a separation agreement with the Company on June 2, 2025, which was approved by the Talent and Compensation Committee (“Compensation Committee”) of the Company’s Board of Directors (the “Board”) on May 30, 2025.

Keith Swiniarski, the Company’s VP, Finance, was appointed by the Board as the Company’s Corporate Controller and principal accounting officer, effective June 5, 2025 (the “Swiniarski Promotion”). He will also continue to serve as VP, Finance following the Swiniarski Promotion.

Mr. Swiniarski, age 47, has served at the Company as Vice President, Finance since February 2023, a position where he had oversight of global accounting and consolidations, SEC reporting, payroll, accounting systems, and internal controls. He has more than twenty years of experience in accounting and more than fifteen years of experience leading accounting and financial functions for a variety of private and public companies. From January 2021 to February 2023, immediately prior to his employment with the Company, Mr. Swiniarski served as a Vice President, Controller at West Marine, a boating supply and fishing retail company, where he led all accounting, tax and shared services (accounts receivable and accounts payable) functions. From October 2015 to December 2020, Mr. Swiniarski served as Vice President, Accounting, and FP&A at Hollander Sleep Products LLC, a leading manufacturer of utility bedding products in the U.S. and Canada. Additionally, he previously held senior accounting roles at Tyco International and ADT and started his professional accounting career at a “Big 4” public accounting firm.

The Compensation Committee approved certain compensation adjustments for Mr. Swiniarski in connection with his promotion, including an increase of his annual base salary rate to $325,000 per year effective upon the Swiniarski Promotion, his target bonus remaining at 30% of his base salary rate, and a grant of 2,500 restricted stock units that vest annually over four years beginning on a vesting commencement date of July 1, 2025, subject to Mr. Swiniarski’s employment with the Company on the June 5, 2025 grant date and his continued employment through each vesting date.

There is no arrangement or understanding between Mr. Swiniarski and any other persons or entities pursuant to which Mr. Swiniarski was appointed as Corporate Controller and principal accounting officer and Mr. Swiniarski does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Swiniarski required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2025

SKILLSOFT CORP.

By:	/s/ John Frederick
Chief Financial Officer